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                                                                        Ex 99.1

                             [Form of Consent Card]

                   Preliminary Copy -- Subject to Completion

 WHITE   ILLINOIS CENTRAL CORPORATION ("IC") IN SUPPORT OF THE ADOPTION OF
CONSENT  THE MERGER AGREEMENT DATED AS OF FEBRUARY 10, 1998, BY AND AMONG IC,
 CARD CANADIAN NATIONAL RAILWAY COMPANY ("CN") AND BLACKHAWK MERGER SUB, INC.("MERGER SUB"), AS AMENDED BY AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 4, 1998, BY AND AMONG IC,
         CN AND MERGER SUB.

     Unless otherwise indicated below, the undersigned, a holder of record of shares of common stock of IC as of the close of business on March 24, 1998 (the "Record Date"), hereby consents pursuant to Section 228 of the General Corporation Law of the State of Delaware with respect to all shares of common stock of IC held of record by the undersigned as of the Record Date to the taking of the following action without a meeting of the shareholders of IC:

1. Adopt the Agreement and Plan of Merger, dated as of February 10, 1998, by and among, IC, CN and Merger Sub, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 4, 1998, by and among IC, CN and Merger Sub.

     CONSENTS                    DOES NOT CONSENT                   ABSTAINS

             (Continued and to be dated and signed on reverse side)
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The provisions of the Joint Consent Statement/Prospectus, dated May 5, 1998, of
IC and CN, which more fully sets forth the provisions of the Agreement and Plan of Merger, and the transactions contemplated thereby, are incorporated herein by reference. In the absence of a denotation that you do not consent or that you abstain being indicated on the reverse, the undersigned hereby consents to each action listed on the reverse.



                              Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etcs. give full title as such.

                              Dated: ________________________________________

                              _______________________________________________

                              _______________________________________________
                                                 Signature

                              _______________________________________________
                                          Signature, if held jointly

                              _______________________________________________
                                              Title of Authority


           IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.
               PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY
                    IN THE POSTAGE-PAID ENVELOPE ENCLOSED